EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

                    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Senior Management Incentive Plan of Grey Advertising Inc. of our report dated February 7, 1997, with respect to the consolidted financial statements of Grey Advertising Inc. and consolidated subsidiary companies included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG LLP

          New York, New York
          September 26, 1997